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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in the Prospectus constituting a part of this Form S-1 Registration Statement of our report dated September 3, 1999, except for Note 12, as to which the date is September 15, 1999, relating to the consolidated financial statements of Affinity International Travel Systems, Inc. and subsidiaries, which is contained in that Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                     /s/ BDO Seidman, LLP

Orlando, Florida
April 27, 2000